Exhibit 5.1

March 3, 2015

Meritage Homes Corporation

8800 E. Raintree Drive, Suite 300

Scottsdale, Arizona 85260

Re:	Meritage Homes Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”) and its subsidiaries listed on Appendix A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of:

(i) the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Debt Securities”);

(ii) guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”);

(iii) the Company’s common shares, par value $0.01 per share (the “Common Stock”);

(iv) the Company’s preferred shares, par value $0.01 per share (the “Preferred Stock”);

(v) depositary shares (the “Depositary Shares”);

(vi) warrants to purchase certain of the Company’s Securities (as defined below) (the “Warrants”);

(vii) rights to purchase certain of the Company’s Securities (the “Rights”);

(viii) stock purchase contracts (the “Stock Purchase Contracts”); and

(ix) stock purchase units (the “Stock Purchase Units”).

Meritage Homes Corporation

March 3, 2015

The Debt Securities, Debt Securities Guarantees, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture (the “Base Indenture”) dated as of September 18, 2012, between the Company and Wells Fargo, National Association (the “Trustee”), as indenture trustee.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, forms of the Debt Securities and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company and any Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (a) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (b) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraph 1 below shall have been duly completed and shall remain in full force and effect;

Meritage Homes Corporation

March 3, 2015

(v) upon issuance of any Common Stock or Preferred Stock, including upon conversion of any Convertible Security, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its charter and other relevant documents; and

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or similar authorizing action of the Company and each Guarantor and duly executed and delivered by the Company, any Guarantor and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Debt Securities and related Debt Securities Guarantees, when:

a.	the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture, board resolution or officers’ certificate in accordance with the terms and conditions of the Base Indenture;

b.	any such supplemental indenture, board resolution or officers’ certificate has been duly executed and delivered by the Company, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”); and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the related Debt Securities Guarantees will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

Meritage Homes Corporation

March 3, 2015

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions expressed herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Meritage Homes Corporation

March 3, 2015

Appendix A

Name of Each Subsidiary	State or Other Jurisdiction of Incorporation or Organization

California Urban Homes, LLC	California
Meritage Holdings, L.L.C.	Texas
Meritage Homes Construction, Inc.	Arizona
Meritage Homes of Arizona, Inc.	Arizona
Meritage Homes of California, Inc.	California
Meritage Homes of Colorado, Inc.	Arizona
Meritage Homes of Florida, Inc.	Florida
Meritage Homes of Nevada, Inc.	Arizona
Meritage Homes of Texas Holding, Inc.	Arizona
Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas
Meritage Homes of Texas, LLC	Arizona
Meritage Homes Operating Company, LLC	Arizona
Meritage Paseo Crossing, LLC	Arizona
Meritage Paseo Construction, LLC	Arizona
MTH-Cavalier, LLC	Arizona
MTH Golf, LLC	Arizona
WW Project Seller, LLC	Arizona
Meritage Homes of the Carolinas, Inc.	Arizona
Carefree Title Agency, Inc.	Texas
M&M Fort Myers Holdings, LLC	Delaware
Meritage Homes of Florida Realty LLC	Florida
Meritage Homes of Tennessee, Inc.	Arizona
Meritage Homes of South Carolina, Inc.	Arizona
MTH Realty LLC	Arizona
Meritage Homes of Georgia, Inc.	Arizona
MTH GA Realty LLC	Arizona
MTH SC Realty LLC	Arizona
MTH Shelf Co., Inc.	Arizona
MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona
Meritage Homes of Georgia Realty, LLC	Arizona